Exhibit 10.1

                        Asset Sale and License Agreement

This agreement ("Agreement") is between Lam Research Corporation, a Delaware Corporation headquartered in Fremont, California ("Lam") and Aspect Systems, 375 East Elliott Road, Chandler, Arizona 85225 ("Aspect"). The effective date of this Agreement is ____________________ (the "Effective Date").

WHEREAS Lam is willing to sell Aspect certain assets and provide certain licenses under Lam's patents, copyrights, trade secrets and know-how (collectively, "Intellectual Property") that would be useful to Aspect in the manufacture, refurbishment, servicing and repair of AutoEtch(R) and Drytek(R) machines (the "Licensed Products" ).

WHEREAS Aspect is willing to purchase such assets and pay Lam a royalty in partial consideration for the required licenses;

The parties agree as follows:

1. Sale of Assets. Aspect agrees to purchase all the assets defined in Exhibit A (the "Assets"). Lam shall update Exhibit A within thirty (30) days of the Effective Date to reflect actual quantities of the Assets purchased by Aspect and a total Purchase Price for such Assets purchased. Aspect may return any Assets that it finds to be defective within thirty
      (30) days of the Effective Date of this Agreement for a proportionate reduction in the purchase price of the Assets (the "Purchase Price"). Any Assets that are not returned to Lam within that thirty-day period will be deemed accepted by Aspect without return right. Aspect and Lam will share equally any shipping costs required in respect of the sale of the Assets.

2. No Warranty on Assets. THE ASSETS SOLD UNDER THIS AGREEMENT ARE SOLD "AS IS" AND "WHERE IS". THE ASSETS HAVE NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LAM MAKES NO WARRANTIES OF ANY KIND WITH REGARD TO INFRINGEMENT OF THIRD PARTY RIGHTS RELATED TO ITS SALE OF THE ASSETS.

3.    Representations by Lam. Lam represents:

      (a) That it has been using the Assets in the manufacture, service or repair of the AutoEtch and Drytek machines;

      (b) That is has no actual knowledge that the Assets are defective or infringe the patents or other intellectual property rights of any third parties.

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4.    Representations by Aspect. Aspect represents

      (a) That it is capable of inspecting the Assets purchased hereunder without assistance from Lam;

      (b) That it is not relying upon any representation or warranty of Lam in making its decision to purchase the Assets;

      (c) That it will not hold Lam responsible for any latent or patent defects discovered in the Assets; and

      (d) That it is competent to accept the Assets on the terms set forth herein.

5. Payment of Purchase Price. Aspect shall pay the Purchase Price to Lam according to the following table:

      (a) 10 % of the Purchase Price shall be paid on or before March 20, 2002.

      (b)   10 % of the Purchase Price shall be paid on or before June 20, 2003.

      (c) The remainder of the Purchase Price shall be paid in twelve (12) equal monthly installments commencing July 31, 2003, and each payment is due on or before the end of each month.

      (d) All payments under this Section are payable in U.S. Dollars and shall be wired to Lam's bank account <<to be provided>>. Any late payments shall constitute breach of a material obligation under this Agreement, as described herein.

6. Security Interest. Aspect hereby grants Lam a purchase money, first security interest in all the Assets as well as the proceeds of all Assets sales and the proceeds of all equipment, tools and products made with the Assets to secure payment of Aspect's obligations hereunder. Aspect hereby appoints Lam as its agent to execute any security instruments that Lam may desire with respect to the perfection of such security interest. Aspect will also grant Lam access to its warehouses and other facilities at any time should Lam need such access to repossess the Assets or proceeds in case of Aspect's default.

7.    Supplier Relationship and Performance.

      (a) Sole Supplier. Subject to the conditions and performance measures set forth herein, Lam agrees to purchase AutoEtch and DryTek parts and assemblies solely from Aspect Systems and solely for the support of Lam service contracts or service personnel.

      (b) Supplier Performance. Aspect agrees that all parts and assemblies sold to Lam hereunder will comply with the following performance measures:


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            (i)   Delivery time: Aspect agrees that 95% of all parts and
                  assemblies scheduled to be delivered within a given calendar quarter will be delivered within that quarter. If this performance measure is not met, Aspect agrees to deliver a curative plan within 15 days of notice by Lam of Aspect's failure under this provision. Failure of Aspect to cure the delivery time performance measure within 90 days of Lam's notice shall constitute grounds for Lam to immediately terminate this Agreement and all licenses granted hereunder for cause without further notice to Aspect;

            (ii) Quality: Aspect agrees that all parts and assemblies delivered to Lam shall have a defect rate no greater than one percent (1%). If this performance measure is not met, Aspect agrees to deliver a curative plan within 15 days of notice by Lam of Aspect's failure under this provision. Failure of Aspect to cure the delivery time performance measure within 90 days of Lam's notice shall constitute grounds for Lam to immediately terminate this Agreement for cause without further notice to Aspect.

            (iii) Cost: Aspect agrees to sell all parts and assemblies purchased by Lam hereunder at a price not greater than ten percent (10%) above that charged by Lam's vendors for such parts and assemblies as of the date of sale of the Assets. Aspect agrees to not change the selling price, to the customer, of the Assets specified in Exhibit A for a period of one year commencing upon shipment of said Assets to Aspect systems.

8.    Licenses.

      (a) In partial consideration for the royalty payments set forth herein, Lam hereby grants Aspect:

            (i) a world-wide, non-exclusive non-transferable license under Lam's patents identified in Exhibit B 1 to make, have made, offer to sell, sell, import, repair and distribute the Licensed Products;

            (ii) a world-wide, non-exclusive non-transferable license under Lam's copyrights to reproduce and distribute copies of Lam's specifications and drawings for parts identified in Exhibit A, but only to its vendors or other suppliers to the extent necessary to enable Aspect to make or have made components and assemblies for incorporation into the Licensed Products;

            (iii) a world-wide, non-exclusive non-transferable license under
                  Lam's trade secrets and know-how encompassed in Lam's specifications and drawings for parts identified in Exhibit A or utilized in the products


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                  identified in Exhibit A to make or have made components and assemblies for incorporation into the Licensed Products;

      (b) The licenses granted in this Section 8 do not include the right to sublicense and terminate under the following circumstances:

            (i) Automatically and immediately, if Aspect declares bankruptcy or becomes insolvent. Should Lam reasonably become concerned about Aspect's financial condition, Lam may request that Aspect provide reasonable assurances of its ability to fulfill the obligations of this Agreement. Lam may immediately terminate the licenses set forth herein if Aspect is unable to provide such reasonable assurance within ten days.

            (ii) Upon notice by Lam for cause for Aspect's default other than as provided in Section 7.b above. Defaults under this Section 8.b.ii include non-payment of royalties or breach of any term of this agreement; however, except as provided below, Lam shall provide notice of any such default and termination shall only be effective if Aspect fails to cure the default within ten calendar days of Lam's delivery of such notice. Exception to notice requirement: If Aspect is late on royalty payment three times during any two-year period, Lam may terminate the licenses immediately without providing any additional cure period.

            (iii) By either party for convenience, on twelve months' notice, but such notice may not be given prior to January 1, 2003. Any such convenience notice on the part of Aspect shall not relieve Aspect's obligation to make payments under Sections 5 and 16 of this Agreement. Any such convenience notice on the part of Lam shall excuse Aspect from all installments of the royalty otherwise payable under Section 9 below and falling due on a date subsequent to the date of such convenience notice by Lam.

      (c) Upon termination of this Agreement or the licenses for cause, Aspect has no further right to manufacture, sell, repair or refurbish the Licensed Products. Upon termination of this Agreement or the licenses for the convenience of Lam, Lam agrees to grant Aspect a perpetual, worldwide immunity from suit under Lam's Intellectual Property coextensive with the licenses granted Aspect in this
            Section 8 ASPECT SHALL HAVE NO RIGHTS TO ANY OF LAM'S INTELLECTUAL PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN WITH RESPECT TO THE LICENSED PRODUCTS, AND NO LICENSE OR OTHER RIGHT SHALL ARISE FROM THE CONSUMMATION OF THIS AGREEMENT OR FROM ANY ACTS, STATEMENTS OR DEALINGS LEADING TO SUCH CONSUMMATION.


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      (d)   Additional Licensees. Should Lam in its sole judgment determine that
            Aspect's performance fails to meet any condition or performance measure set forth in this Agreement, or any other condition or performance measure the parties mutually develop while this Agreement is in effect, then Lam shall have the right to license additional licensees to make and sell to Lam and its customers any part or assembly listed on Exhibit A. Should Lam exercise its right under this provision, then the royalty payment due Lam from Aspect shall be reduced by 15% of the sales price of any such part or assembly sold by Lam or such additional licensee.

9. Royalty. In partial consideration of the rights and licenses granted herein, Aspect shall pay Lam a royalty in the amount of Five Million Three Hundred Seventy-Six Thousand Dollars ($5,376,000.00). The royalty shall be paid in ninety-six (96) equal monthly installments of Fifty-six Thousand dollars ($56,000.00) each commencing thirty (30) days after the date Aspect begins shipping the Licensed Products as referenced in Lam's letter to its customers and due on or before the end of each calendar month. All payments under this Agreement are payable in U.S. Dollars and shall be wired to Lam's bank account <<to be provided>>.

10.   Indemnity

      (a) by Lam. Lam makes no representations or warranties regarding the licenses set forth herein whether or infringement or otherwise. Lam disclaims any obligation to defend or hold harmless Aspect, its customers, or anyone claiming through them against any third party claims, whether of infringement or other nature, except that if any challenge to the title or ownership of the Assets is not resolved by Lam within a reasonable time, Aspect may return the Assets impacted by that claim for a refund of the amount actually paid by Aspect for those Assets.

      (b) by Aspect. Aspect shall defend, indemnify and hold harmless Lam, and its officers, agents and representatives from and against any claim, suit or damage by or to third parties as a result of the actions of Aspect or any of its officers, employees, agents or representatives, including its (or their) use of the Assets or Intellectual Property in connection with the Licensed Products.

11. Insurance. Aspect shall name Lam as an additional insured under its General Liability Insurance Policy. Aspect shall carry General Liability Insurance in the amount of at least $1,000,000 per occurrence and shall also carry workers compensation insurance in every jurisdiction in which it has employees. This obligation shall terminate upon Aspect's payment in full of the Purchase Price of the Assets set forth in Exhibit A hereto.


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12.   Relationship of the Parties. Nothing in this contract shall create any joint venture or partnership between the parties. Aspect at all times shall be an independent contractor to Lam.

13. Publicity. Lam and Aspect shall mutually agree in advance upon any press release or other announcement by Aspect regarding this Agreement. Except for the foregoing, Aspect shall not make any other public statement regarding its relationship with Lam without the prior written approval by an authorized Lam representative.

14.   Confidential Information.

      (a) All disclosures of information marked as Confidential Information occurring under this Agreement, or if disclosed visually or orally and identified at the time of disclosure as comprising or including confidential information, shall be deemed to be confidential to the discloser. If information is not marked as confidential at the time of disclosure, the discloser may nevertheless provide written notice to the recipient within thirty (30) days following the date of such disclosure, whereafter the recipient shall in good faith treat such information as the discloser's Confidential Information. All Confidential Information disclosed in a tangible form, including electronic transmissions of documents comprising or Confidential Information, will be accompanied by a letter describing the contents of the disclosure and that such disclosure was made pursuant to this Agreement.

      (b) Notwithstanding anything herein to the contrary, all Lam know-how transferred to Aspect by Lam hereunder is deemed to be, without any further action by Lam, Lam Confidential Information and a trade secret of Lam.

      (c) Subject to the provisions of this Section, for a period of ten (10) years from the date of disclosure of Confidential Information, the recipient agrees to use the same degree of care to not disclose, publish, or disseminate the Confidential Information as the recipient employs with similar information of its own which it does not desire to publish, disclose or disseminate, but in no case less than a reasonable degree of care; provided however, Aspect may disclose Lam's Confidential Information to its vendors and suppliers for the express purpose of this Agreement set forth above and consistent with the licenses granted in Section 7 of this Agreement.

            (i) The obligations imposed upon the parties do not apply to information which the recipient can show:

            (ii) is already lawfully in the possession of or known by the recipient before receiving the information from the discloser;

            (iii) is or becomes publicly known through no violation of this
                  Agreement;

            (iv) is lawfully received by the recipient from any third party without restriction on disclosure or use;


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            (v)   is independently developed without violating this Agreement by the recipient's employees who have not had access to, relied upon or received any of the discloser's Confidential Information as confirmed by satisfactory evidence;

            (vi) is required to be disclosed by court order following notice sufficient to allow discloser to contest such order; or

            (vii) is expressly approved in writing, by an authorized
                  representative of the discloser for release or other use by the recipient.

15. Competition and Hiring. Aspect agrees not to compete against Lam in using, making, having made, offering for sale, selling, importing or distributing any multichamber etch tool except upon mutual agreement of the parties, in writing, amending this agreement. Aspect shall not solicit or recruit, directly or indirectly, any Lam employee or contractor. These obligations shall extend until twelve months after the termination of this Agreement.

16. Governing Law. This contract has been negotiated under and shall be construed in accordance with the laws of the State of California without regard to its conflict of laws provisions.

17. Compliance with Laws. Aspect agrees to comply with all laws, rules and regulations or any governmental agency or authority of any country applicable to the Agreement or the activities occurring hereunder.

18. Entire Agreement. This Agreement is the complete and full agreement and understanding of Aspect and Lam, and shall supersede all prior agreements and understandings, oral or written, between them in respect of the subject matter of this Agreement. This Agreement may not be amended or terminated orally by or on behalf of either Aspect of Lam. Any amendments to or terminations of this Agreement shall be in writing and signed by authorized representatives of Aspect and Lam.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the dates entered below:

       Lam Research Corporation

By:


  Signature  /s/ Ernie Maddock                      Date 11/1/2002
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  Ernie Maddock          Vice President, Customer Support Business Group
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          Aspect Systems


Signature  /s/ Wayne Bixler                        Date 11/8/02
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  Wayne Bixler               Chief Operating Officer
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